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                            FUKUDA DENSHI CO., LTD.,
           CARDIOVASCULAR DYNAMICS, INC., AND ENDOSONICS CORPORATION

                        JAPANESE DISTRIBUTION AGREEMENT

        THIS AGREEMENT is made and entered into in Pleasanton, California, on May 28, 1993, between CardioVascular Dynamics, Inc., a California corporation, with its principal offices at 15 Hammond, Irvine, California 92718, U.S.A. (hereinafter referred to as "CVD"), Endosonics Corporation, a Delaware corporation, with its principal offices at 6616 Owens Drive, Pleasanton, California 94588, U.S.A. (hereinafter referred to as "Endosonics"), and Fukuda Denshi Co., Ltd., a corporation of Japan, with its principal offices at 3-39-4 Hongo Bunkyo-Ku, Tokyo 113, Japan (hereinafter referred to as "Fukuda").

        In consideration of the mutual promises contained herein, the parties agree as follows:

1.      DEFINITIONS

        A. "Products" shall mean those CVD products listed in Exhibit "A" attached hereto developed and manufactured by CVD or designees of CVD for cardiovascular applications. Products may be changed, abandoned or added by CVD, at its sole discretion, provided that CVD gives one hundred twenty (120) days' prior written notice to Fukuda. If Fukuda should desire to continue marketing any of such Products, CVD plans to change or abandon, CVD shall use its best efforts to continue such Products for marketing by Fukuda in Japan.

        B.      "Territory" shall mean the country of Japan.

        C. Endosonics is only a party to this Agreement as this Agreement includes the combination of CVD drug delivery technology and Endosonics intravascular ultrasound technology on the same Products ("combined drug delivery/infusion and intravascular ultrasound catheters"). Otherwise, Fukuda has no responsibility to Endosonics and Endosonics has no responsibility to Fukuda under this Agreement.

2.      APPOINTMENT AND AUTHORITY OF FUKUDA

        A. Appointment. Subject to the terms and conditions set forth herein, CVD hereby appoints Fukuda as CVD's exclusive distributor for the Products in the Territory, and Fukuda hereby accepts such appointment.

        Fukuda shall pay to CVD a sum of [*] [*] for this exclusive distributorship for the period set forth in Subsection 7A hereof (hereinafter referred to

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as "Premium of Exclusive Distribution Right").  This sum will be transferred from Fukuda to CVD within forty-eight (48) hours after the signing of this Agreement.

        B. Territorial Limitation. Fukuda shall not advertise the Products outside the Territory or establish a repair or maintenance facility outside the Territory without the prior written consent of CVD.

        C. Conflict of Interest. Fukuda shall use its best efforts in the promotion and sale of the Products and will not distribute any products competitive to CVD Products. Both parties are aware that Fukuda currently distributes PTCA catheter products that may be competitive to CVD Products.

        D. Independent Contractors. The relationship of CVD and Fukuda established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other or (ii) allow Fukuda to create or assume any obligation on behalf of CVD for any purpose whatsoever. All financial obligations associated with Fukuda's business are the sole responsibility of Fukuda. All sales and other agreements between Fukuda and its customers are Fukuda's exclusive responsibility and shall have no effect on Fukuda's obligations under this Agreement. Fukuda shall be solely responsible for, and shall indemnify and hold CVD free and harmless from, any and all claims, damages or lawsuits (including CVD attorneys' fees) arising out of the acts of Fukuda, its employees or its agents.

3.      TERMS OF PURCHASE OF PRODUCTS BY FUKUDA

        A. Terms and Conditions. All purchases of Products by Fukuda from CVD during the terms of this Agreement shall be subject to the terms and conditions of this Agreement.

        B. Prices. All prices are F.O.B. CVD's plant currently located at the address listed for CVD at the beginning of this Agreement. The purchase price to Fukuda for each of the Products ("Purchase Price") shall be decided by agreement between CVD and Fukuda. The differences between Fukuda's Purchase Price and Fukuda's selling price to its customers shall be Fukuda's sole remuneration for sale of the Products.

        The prices may be revised from time to time through consultation between CVD and Fukuda, taking into account the then prevailing market prices of the similar Products. Such revisions shall apply to all orders received after the effective date of revision. Price increases shall not affect unfulfilled purchase orders accepted by CVD prior to the effective date of the price increase. As agreed by both parties, at no time shall prices for


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any Products sold to Fukuda be greater than [*] of the CVD U.S. list prices for such Products.

        C. Taxes. Fukuda's Purchase Price does not include any Japanese, federal, state or local taxes that may be applicable to the Products. When CVD has the legal obligation to collect such taxes, the appropriate amount shall be added to Fukuda's invoice and paid by Fukuda unless Fukuda provides CVD with a valid tax exemption certificate authorized by the appropriate taxing authority. CVD agrees to pay any United States federal, state or local taxes that may be required to ship Products to Fukuda.

        D. Order and Acceptance. All orders for Products submitted by Fukuda shall be initiated by written purchase orders sent to CVD and requesting a delivery date during the term of this Agreement; provided, however, that an order may initially be placed orally, by telefax or by telex if a confirmational written purchase order is received by CVD within ten (10) days after said oral, telefax or telex order. To facilitate CVD's production scheduling, Fukuda shall attempt to submit purchase orders to CVD at least sixty (60) days prior to the first day of the requested month of delivery. No order shall be binding upon CVD until accepted by CVD in writing, and CVD shall have no liability to Fukuda with respect to purchase orders that are not accepted. CVD shall notify Fukuda of the acceptance or rejection of an order and of the assigned delivery date for accepted orders within ten (10) days of receipt of the purchase order. No partial shipment of an order shall constitute the acceptance of the entire order, absent the written acceptance of such entire order. CVD shall deliver Products at the time specified in its written acceptance of Fukuda's purchase orders.

        E. Terms of Purchase Orders. Fukuda's purchase orders submitted to CVD from time to time with respect to Products to be purchased hereunder shall be governed by the terms of this Agreement, and nothing contained in any such purchase order shall in any way modify such terms of purchase or add any additional terms or conditions.

        F. Payment. CVD shall submit an invoice to Fukuda upon shipment of each Product ordered by Fukuda. The invoice shall cover Fukuda's Purchase Price for the Products in a given shipment plus any freight, taxes or other applicable costs initially paid by CVD but to be borne by Fukuda. Payment shall be made in U.S. dollars and payment shall be by wire transfer, check or other instrument approved by CVD. Payment terms shall be the full invoiced amount due for payment received by CVD within sixty (60) days of the date of the invoice. Any invoiced amount not received within sixty (60) days of the date of invoice shall be subject to a service charge of one percent (1%) per month. Fukuda shall pay all of CVD's costs and expenses (including reasonable attorneys' fees) to enforce and preserve CVD's rights under this Subsection 3.F. If at any time an outstanding invoice for Products shipped to

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Fukuda becomes unpaid and outstanding for greater that ninety (90) days, at CVD option, CVD may require that Fukuda effect payment by means of an irrevocable letter of credit drawn on a California bank approved by CVD; the letter of credit shall be upon terms acceptable to CVD, shall allow for partial shipment, and shall be in an amount equal to Fukuda's purchase price for the Products plus all applicable taxes, shipping charges, and other charges to be borne by Fukuda. All exchange, interest, banking collection and other charges shall be at Fukuda's expense.

        G. Shipping. All Products delivered pursuant to the terms of this Agreement shall be suitably packed for air freight shipment in CVD's standard shipping cartons, marked for shipment at Fukuda's address set forth above, and delivered to Fukuda or its carrier agent F.O.B. CVD's manufacturing plant, at which time title to such Products and risk of loss shall pass to Fukuda.
Unless otherwise instructed in writing by Fukuda, CVD shall select the carrier. All freight, insurance, and other applicable expenses, as well as any special packing expense, shall be paid by Fukuda.

        H. Rejection of Products. Fukuda shall inspect all Products, except those Products which are sterilized and sealed by CVD at its plant, promptly upon receipt thereof and may reject any Product that fails to meet the specifications set forth in CVD's current product specifications for that Product. Any Product not properly rejected within thirty (30) days of receipt of that Product at Fukuda's facility after customs clearance for import (the "Rejection Period") shall be deemed accepted. To reject a Product, Fukuda shall, within the Rejection Period, notify CVD in writing, by telefax or by telex of its rejection and request a Material Return Authorization ("MRA") number. CVD shall provide the MRA number in writing, by telefax or by telex to Fukuda within ten (10) days of receipt of the request. Within ten (10) days of receipt of the MRA number, Fukuda shall return to CVD the rejected Product, freight collect, in its original shipping carton with the MRA number displayed on the outside of the carton. Provided that CVD has complied with its obligations in this Agreement, CVD reserves the right to refuse to accept any rejected Products that do not bear an MRA number on the outside of the carton. As promptly as possible but no later than fifteen (15) working days after receipt by CVD of properly rejected Products, CVD shall, at its expense, replace the Products and ship such replacement Products freight prepaid.

        I. Return of Products After Rejection Period. After the Rejection Period, CVD's Standard Limited Warranty shall be applied. For sterilized and sealed Products such as catheters, however, CVD shall replace those Products found defective with new Products if such defects should be found within one year of shipment of such Products to Fukuda. If CVD tests and inspects these returned Products and determines that such Products have (i) not been physically damaged and (ii) perform according to CVD's written


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specifications, no credit will be given to Fukuda. If upon such test and inspections, such returned Products have (i) not been physically damaged and
(ii) do not perform to CVD's written specification, these Products will be replaced at no cost to Fukuda. In all cases of physical damage to returned Products, no credit will be given to Fukuda.

4.      WARRANTY TO FUKUDA'S CUSTOMERS

        A. Standard Limited Warranty. Fukuda shall pass on to its customers CVD's standard limited warranty for the Products, including the limitations set forth in Subsections 4.B. and 4.C. below. This warranty shall cover the Products for a period of fifteen (15) months from the date of shipment to Fukuda. This warranty is contingent upon proper use of a Product in the application for which it was intended and does not cover Products that were modified without CVD's approval or that were subjected by the customer to unusual physical stress.

        B. No Other Warranty. Except for the express warranty set forth above, CVD grants no other warranties, expressed or implied, by statute or otherwise, regarding the Products, their fitness for any purpose, their quality, their merchantability, or otherwise.

        C. Limitation of Liability. CVD's liability under the warranty shall be limited to a replacement of the customer's Purchase Price with a Product substantially equivalent to the original Product shipped by CVD. In no event shall CVD be liable for the cost of procurement of substitute goods by the customer or for any special, consequential or incidental damages for breach of liability. CVD, however, shall not be relieved from Product Liability as set forth in Section 8 hereof.

5.      ADDITIONAL OBLIGATIONS OF CVD AND FUKUDA

        A. Clinical Trials: Management, Product Supply and Regulatory Approvals. Fukuda agrees that it will undertake to manage, at Fukuda's expense, all animal trials and human clinical trials required to obtain approval from all Japanese regulatory authorities to market CVD's Products in Japan.

        CVD agrees that it will sell Products to Fukuda to conduct the animal trials and human clinical trials for Japanese marketing approval at significant discounts to CVD's regular prices to Fukuda and other Distributors. CVD agrees to sell the Products in the quantities and prices shown in Exhibit "C" to this Agreement as the initial supply for such animal and human clinical trials. All of these Products, equalling a total value of [*] will be ordered by Fukuda and shipped by CVD to Fukuda before [*]. Payment for these Products will be 30 days following shipment from CVD. Shipment costs will be added to invoice amounts.

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        Furthermore, in order for Fukuda to properly market the CVD Bullett and
Transport catheters described in Exhibit "A", CVD agrees to provide Fukuda with [*] Bullett(TM) catheters and one-hundred and [*] Transport(TM) catheters [*] Fukuda. These [*] catheters will be sent to Fukuda at the rate of [*] catheters per month for [*] consecutive months following MOH approval of each respective catheter.

        At Fukuda's request, CVD agrees, at its expense, to send a Clinical Affairs Specialist to Japan to train Fukuda's customers in the proper clinical use of these systems. Also at Fukuda's request, CVD agrees to make arrangements to send one of CVD's major U.S. Clinical Investigator Physicians to Japan to (i) give lectures on the use of CVD's Products and (ii) perform clinical training of these Products to Japanese physicians. Fukuda agrees to reimburse CVD for all out-of-pocket expenses for the travel of this physician to Japan.

        B. Fukuda Total Annual Purchases. During the first twelve (12) months following the approval of the first CVD product by the Japanese Ministry of Health (MOH), Fukuda agrees to purchase a [*] CVD catheters. These [*] catheters will be selected by Fukuda from those Products shown in Exhibit "A". The total of these purchases will be Fukuda's Total Annual Purchases for this twelve-month calendar year. Prior to ninety (90) days before the end of this twelve-month period, Fukuda will present to CVD Fukuda's planned purchases for the next twelve-month calendar year. Within thirty (30) days following receipt of the Fukuda proposal, CVD will respond to Fukuda's proposal. If the two parties cannot agree of these twelve-month purchases prior to the end of the twelve-month calendar year, the parties will meet to negotiate in good faith the Total Annual Purchases for such twelve-month calendar year.

        On or before ninety (90) days prior to the end of each subsequent year, Fukuda will present its proposal to CVD in writing specifying the forecasted Total Annual Purchases in U.S. dollars for the next twelve-month calendar year. The two parties agree to negotiate these Total Annual Purchases in good faith for each year of this Agreement. However, beginning with the second calendar year following MOH approval of the first CVD Product, both parties agree that the minimal annual increase in Total Annual Purchases will be [*] than the previous year's Total Annual Purchases.

        Throughout the term of this Agreement, if Fukuda fails to meet Fukuda's agreed Total Annual Purchases in U.S. dollars for any twelve-month calendar year through no fault of CVD, Fukuda and CVD will meet to discuss (i) the reasons for this nonperformance, (ii) the Fukuda Total Annual Purchases in U.S. dollars for the next twelve-month calendar year and (iii) how CVD and Fukuda can work


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together to help Fukuda meet Fukuda's Total Annual Purchases for the next twelve-month calendar year.

        C. Forecasts. Within the first ten (10) days of every quarter, Fukuda shall provide CVD with a four quarter rolling forecast showing prospective orders by Product model and intended purchase order submittal date.

        D. Promotion of the Products. Fukuda shall, at its own expense, vigorously promote the sale of the Products within the Territory. Such promotion shall include, but not be limited to, preparing promotional materials in languages appropriate for the Territory, advertising the Products in trade publications within the Territory, participating in appropriate trade shows, and directly soliciting orders from customers for the Products.

        E. Finances and Personnel. Fukuda shall devote sufficient financial resources, technically qualified sales personnel, and service personnel to the Products to fulfill its responsibilities under this Agreement.

        F. Customer and Sales Reporting. Fukuda shall, at its own expense and consistent with the sales policies of CVD:

                (i) place the Products in Fukuda's catalogues as soon as possible and feature the Products in any applicable trade show that it attends;

                (ii) provide adequate contact with existing and potential customers within the Territory on a regular basis, consistent with good business practice;

                (iii) assist CVD in assessing customer requirements for the Products, including modifications and improvements thereto, in terms of quality, design, functional capability, and other features; and

                (iv) submit market research information, as reasonably requested by CVD, regarding competition and changes in the market within the Territory.

        G. Import and Export Requirements. Fukuda shall, at its own expense, pay all import and export licenses and permits, pay customs charges and duty fees, and take all other actions required to accomplish the export and import of the Products purchased by Fukuda. Fukuda understands that CVD is subject to regulation by agencies of the U.S. government. Fukuda warrants that it will comply in all respects with the export and re-export restrictions set forth in the export license for every Product shipped to Fukuda.


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6.      ADDITIONAL OBLIGATIONS OF CVD

        A. Product Development Schedule. CVD and Fukuda have agreed on a product launch schedule of CVD Products in Japan. This schedule is shown in Exhibit "A". If CVD fails to supply these products to Fukuda so that Fukuda can begin Japanese human clinical trials on the dates scheduled, Fukuda has the right to cancel this Agreement. CVD agrees to provide Fukuda an update of this schedule on January 1, 1994, July 1, 1994 and January 2, 1995 for Fukuda's planning purposes.

        B. Materials. CVD shall promptly provide Fukuda with marketing and technical information concerning the Products as well as reasonable quantities of brochures, instructional material, advertising literature, and other Product data, with all such material printed in the English language.

        C. Response to Inquiries. CVD shall promptly respond to all inquiries from Fukuda concerning matters pertaining to this Agreement.

        D. Testing. CVD shall test all Products before shipment to Fukuda under U.S. FDA GMP requirements.

        E. Delivery Time. CVD shall minimize delivery time as much as possible and to fulfill delivery obligations as committed in acceptance.

        F. Territorial Inquiries. CVD shall submit to Fukuda any inquiry originating from the Territory rather than answering the inquiry directly.

        G. Quotations to Exporters. CVD shall refrain from giving quotations to exporters for Products to be shipped to the Territory.

        H. Market Information. Upon reasonable request of Fukuda, CVD shall provide Fukuda with information as to general market movement, competitors' prices and strategies, names of CVD's major customers (users) and other information that may help Fukuda promote and sell the Products in the Territory.

        I. Customer's Special Requirement. Sometimes Fukuda will encounter requests from customers for special changes or modifications on Products so that the Products meet their particular usage. In such cases, if Fukuda deems it necessary to comply with such requirements for its market strategy, Fukuda shall request CVD to make such changes or modifications on the Products and CVD shall use its best efforts to meet such requirements.

        J. New Developments. CVD shall inform Fukuda of new Product developments.


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7.      TERM AND TERMINATION

        A. Term. This Agreement shall continue in force through May 31, 1998, unless terminated earlier under the provisions of this Section 7. It is agreed by both parties that this Agreement will be extended for an additional five (5) years, unless one party notifies the second party ninety (90) days prior to the end of this Agreement. If extended, Fukuda will not be required to pay CVD any additional amounts for such distribution rights in Japan.

        B. Termination for Cause. If either party defaults in the performance of any provision of this Agreement, then the non-defaulting party may give written notice to the defaulting party that if the default is not cured within ninety (90) days, the Agreement will be terminated. If the non-defaulting party gives such notice and default is not cured during the ninety-day period, then the Agreement shall automatically terminate at the end of that period.

        C. Termination for Insolvency. This Agreement shall terminate, without notice, (i) upon the institution by or against Fukuda or CVD of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of debts, (ii) upon Fukuda's making an assignment for the benefit of creditors, or (iii) upon Fukuda's or CVD's dissolution.

        D. Fulfillment of Orders Upon Termination. Upon termination of this Agreement, CVD shall continue to fulfill, subject to the terms of Section 3 above and if so requested by Fukuda, all orders accepted by CVD prior to the date of termination.

        E. Return of Materials. All trademarks, trade names, patents, copyrights, designs, drawings, formulas or other data, photographs, samples, literature, and sales aids of every kind shall remain the property of CVD. Within thirty (30) days after the termination of this Agreement, Fukuda shall prepare all such items in its possession for shipment, as CVD may direct, at CVD's expense. Fukuda shall not make or retain any copies of any confidential items or information or any product literature which may have been entrusted to it. Effective upon the termination of this Agreement, Fukuda shall cease to use all trademarks, marks, and trade names of CVD.

        F. Limitation on Liability. In the event of termination by either party in accordance with any of the provisions of this Agreement, neither party shall be liable to the other, because of such termination, for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases or commitments in connection with the business or goodwill or CVD of Fukuda. Termination shall not, however, relieve either party of obligations incurred prior to the termination.


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        G.      Survival of Certain Terms.  The provisions of Section 3.F., 4,
7, 8, 9, 10, 11 and 12 shall survive the termination of this Agreement for any reason. All other rights and obligations of the parties shall cease upon termination of this Agreement.

8.      LIABILITY COVERAGE AND LIMITATIONS

        A. Products Liability. CVD agrees to carry products liability insurance for all of its Products. This liability will cover the design, manufacture and performance of CVD's Products when these Products are promoted, sold and used by customers for uses specified in CVD's labelling, promotional materials and instructions for use. Fukuda will be responsible for any liability arising out of (i) Fukuda's sales of CVD's Products for applications not included in CVD's labelling, promotional material and instructions for use,
(ii) for liability claims arising from Fukuda's wrongful training of customer users, and (iii) liability claims arising from wrongful use of Products by customer users.

        B. Limitation on Liability. CVD's liability arising out of this Agreement and/or sale of the Product shall be limited to the amount paid by the customer or the Products. In no event shall CVD be liable for costs of procurement of substitute goods. In no event shall CVD be liable to Fukuda or any other entity for any special, consequential, incidental, or indirect damages, however caused, on any theory of liability, and notwithstanding any failure of essential purpose of any limited purpose of any limited remedy.

9.      PROPERTY RIGHTS AND CONFIDENTIALITY

        A. Property Rights. Fukuda agrees that CVD owns all right, title and interest in the Product lines that include the Products now or hereafter subject to this Agreement and in all of CVD's patents, trademarks, trade names, inventions, copyrights, know-how, and trade secrets relating to the design, manufacture, operation or service of the Products. The use by Fukuda of any of these property rights is authorized only for the purposes herein set forth, and upon termination of this Agreement for any reason such authorization shall cease.

        B. Sale Conveys No Right to Manufacture or Copy. The Products are offered for sale and are sold by CVD subject in every case to the condition that such sale does not convey any license, expressly or by implication, to manufacture, duplicate or otherwise copy to reproduce any of the Products. Fukuda shall take appropriate steps with its customers, as CVD may request, to inform them of and assure compliance with the restrictions contained in this
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        C.      Confidentiality.  Each of the parties hereto acknowledges that by reason of its relationship to the other party hereunder it will have access to certain information and materials concerning the other party's business plan; plans; customers, technology and products (including, without limitation, the Products) that are confidential and of substantial value to the other party, which value would be impaired if such information were disclosed to third parties. Each of the parties hereto agrees that it will not use in any way for its own account or the account of any third party, nor disclose to any third party, any such confidential information revealed to it by the other party until such information becomes public through means other than through breach of this Agreement. Each of the parties hereto shall take every reasonable precaution to protect the confidentiality of such information. Upon request of either of the parties hereto, the other party shall advise whether or not it considers any particular information or materials to be confidential. Fukuda shall not publish any technical description of the Products beyond the description published by CVD (except to translate that description into appropriate languages for the Territory). In the event of termination of this Agreement, there shall be no use or disclosure by either of the parties hereto of any confidential information of the other party, and neither of the parties hereto shall manufacture or have manufactured any devices, components or assemblies utilizing any of the confidential information of the other party, for three (3) years from the termination date of this Agreement.

10.     TRADEMARKS AND TRADE NAMES

        A. Use. During the term of this Agreement, Fukuda shall have the right to indicate to the public that it is an authorized distributor of CVD's Products and to advertise (within the Territory) such Products under the trademarks, marks and trade names that CVD may adopt from time to time ("CVD's Trademarks"). Fukuda shall not alter or remove any CVD's Trademark applied to the Products at the factory. Nothing herein shall grant to Fukuda any right, title or interest in CVD's Trademarks. At no time during or after the term of this Agreement shall Fukuda challenge or assist others to challenge CVD's Trademarks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of CVD.

        B. Approval of Representations. Fukuda shall respect CVD's Trademarks and follow the instructions of CVD as to the usage of CVD's Trademarks. CVD shall grant to Fukuda its general approval for the use of CVD's Trademarks by Fukuda hereunder. If any of CVD's Trademarks are to be used in conjunction with another trademark on or in relation to the Products, then CVD's mark shall be presented equally legibly, equally prominently, and of the same or greater size than the other but nevertheless separated from the other so that each appears to be a mark in its own right, distinct from the other mark.


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11.     PATENT, COPYRIGHT AND TRADEMARK INDEMNITY

        A. Indemnification. Fukuda agrees that CVD has the right to defend, or at its option to settle, and CVD agrees, at its own expense, to defend or at its option to settle, any claim suit or proceeding brought against Fukuda or its customer on the issue of infringement of any United States or Japanese patent, or trademark by the Products sold hereunder, or the use thereof, subject to the limitations hereinafter set forth. CVD shall have sole control of any such action or settlement negotiations, and CVD agrees to pay, subject to the limitations hereinafter set forth, any final judgment entered against Fukuda or its customer on such issue in any such suit or proceeding defended by CVD. Fukuda agrees to notify CVD promptly in writing of such claim, suit or proceeding and gives CVD authority to proceed as contemplated herein, and, at CVD's expense, gives CVD proper and full information and assistance to settle and/or defend any such claim, suit or proceeding. If the Products, or any part thereof, are the subject of any claim, suit or proceeding for infringement of any United States or Japanese patent, or trademark, or if the sale or use of the Products, or any part thereof, is, as a result, enjoined, then CVD shall, at its expense (i) procure for Fukuda and its customers the right under such patent, or trademark to sell or use, as appropriate, the Products or such part thereof; or (ii) replace the Products, or part thereof, with other suitable Products or parts; or (iii) suitably modify the Products, or part thereof; or (iv) if the use of the Products, or part thereof, is prevented by injunction, remove the Products, or part thereof, and refund the aggregate payments paid therefor by Fukuda, less a reasonable sum for use and damage.

        B. Limitation. Notwithstanding the provisions of Subsection 11.A. above, CVD assumes no liability for (i) infringements covering completed equipment or any assembly, circuit, combination, method or process in which any of the Products may be used but not covering the Products standing alone; (ii) any trademark infringements involving any marking or branding applied at the request of Fukuda; or (iii) the modification of the Products, or any part thereof, unless such modification or servicing was done by CVD.

        C. Entire Liability. The foregoing provision of this Section 11 states the entire liability and obligations of CVD and the exclusive remedy of Fukuda and its customers, with respect to any alleged patent or trademark infringement by the Products or any part thereof.

12.     GENERAL PROVISIONS

        A. Arbitration. All disputes, controversies, or differences which may arise between the parties hereto, out of, in relation to, or in connection with this Agreement or the breach thereof, shall

* CONFIDENTIAL TREATMENT REQUESTED
be finally settled by arbitration in accordance with the Japan-American Trade Arbitration Agreement of September 16, 1952 (as amended), by which each party hereto agrees to be bound. If arbitration is requested by Fukuda, arbitration shall be conducted in Palo Alto, California, U.S.A.; if arbitration is requested by CVD, arbitration shall be conducted in Tokyo, Japan. Judgment upon an award rendered may be entered in any court having jurisdiction, or application may be made to such court for judicial acceptance of the award and an order of enforcement, as the case may be.

        B. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them with an exception of Product Development Agreement, Fukuda Denshi Right of Refusal that is to be separately concluded between the parties hereto. No modification or of amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the party to be charged.

        C. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be sent by prepaid registered or certified mail, return receipt requested, addressed to the other party at the address shown at the beginning of this Agreement or at such other address for which such party gives notice hereunder. Such notice shall be deemed to have been given five
(5) days after deposit in the mail.

        D. Force Majeure. Nonperformance of either party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the control of and not caused by the negligence of the non-performing party.

        E. Nonassignability and Binding Effect. A mutually agreed consideration for CVD's entering into this Agreement is the reputation, business standing, and goodwill already honored and enjoyed by Fukuda under its present ownership, and, accordingly, Fukuda agrees that its rights and obligations under this Agreement may not be transferred or assigned (except to Fukuda's subsidiary companies) directly or indirectly without the prior written consent of CVD. Subject to the foregoing sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

        F. Partial Invalidity. If any provision of this Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provisions shall nevertheless remain in full force and effect. The parties agree to renegotiate in good faith any term held invalid and to be bound by the mutually agreed substitute provision.

* CONFIDENTIAL TREATMENT REQUESTED

        G. Legal Expenses. The prevailing party in any legal action brought by one party against the other and arising out of this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including arbitration costs and reasonable attorneys' fees.

        H. Counterparts. This Agreement shall be executed in two counterparts, each of which shall be deemed an original, each party retaining one copy thereof.

                                        CARDIOVASCULAR DYNAMICS, INC.

                                        By:        [SIG]           4/30/93
                                           -------------------------------

                                        PRINTED NAME:  Michael R. Henson

                                        Title:  Chairman and Board Member


                                        ENDOSONICS CORPORATION

                                        By:        [SIG]           4/30/93
                                           -------------------------------

                                        PRINTED NAME:  Reinhard J. Warnking

                                        TITLE:  President, Chief Operating
                                                Officer and Board Member


                                        FUKUDA DENSHI CO., LTD.

                                        By:        [SIG]           5/17/93
                                           -------------------------------

                                        PRINTED NAME:  Kotaro Fukuda

                                        TITLE:  President and Board Member

* CONFIDENTIAL TREATMENT REQUESTED

                                  EXHIBIT "A"

                                   "PRODUCTS"

                                                                PROJECTED
                                                                PRODUCT
                                            FUKUDA              LAUNCH
PRODUCTS                                PURCHASE PRICE          SCHEDULE
- --------                                --------------          ---------
Model 2020 - Transport(TM)              [*]                     November 1993
             PTCA-Infusion
             Catheter,
             2.0mm Balloon

Model 2025 - Transport(TM)              [*]                     June 1993
             PTCA-Infusion
             Catheter,
             2.5mm Balloon

Model 2030 - Transport(TM)              [*]                     June 1993
             PTCA-Infusion
             Catheter,
             3.0mm Balloon

Model 2035 - Transport(TM)              [*]                     November 1993
             PTCA-Infusion
             Catheter,
             3.5mm Balloon

Model 4020 - Bullett(TM)                [*]                     November 1993
             Infusion
             Catheter,
             2cm Infusion Length

Model 4040 - Bullett(TM)                [*]                     April 1994
             Infusion
             Catheter,
             4cm Infusion Length

Model 4060 - Bullett(TM)                [*]                     July 1994
             Infusion
             Catheter,
             6cm Infusion Length

* CONFIDENTIAL TREATMENT REQUESTED

                                  EXHIBIT "A"

                                   "PRODUCTS"
                                  (Continued)

                                                                PROJECTED
                                                                PRODUCT
                                            FUKUDA              LAUNCH
PRODUCTS                                PURCHASE PRICE          SCHEDULE
- --------                                --------------          ---------
Model 3030 - Periflow(TM)               [*]                     January 1994
             PTA-Infusion
             Catheter,
             3.0mm

Model 3040 - Periflow(TM)               [*]                     March 1994
             PTA-Infusion
             Catheter,
             4.0mm

Model 3050 - Periflow(TM)               [*]                     March 1994
             PTA-Infusion
             Catheter,
             5.0mm

Model 3060 - Periflow(TM)               [*]                     May 1994
             PTA-Infusion
             Catheter,
             6.0mm

LP-50 Catheters                         Product launch dates
                                        to be determined in
                                        January 1994.

Combined Infusion-                      Product launch dates
Intravascular Ultrasound                to be determined in
Catheters                               March 1994.

* CONFIDENTIAL TREATMENT REQUESTED

                                  EXHIBIT "B"

                                   TERRITORY

Distributor's Territory shall be all portions of the following:

1.      Japan


* CONFIDENTIAL TREATMENT REQUESTED

                                  EXHIBIT "C"

                         Fukuda Clinical Trial Products


CVD AGREES TO SELL THE FOLLOWING PRODUCTS TO FUKUDA AT THE INDICATED PRICES SO THAT FUKUDA CAN (A) PROVIDE SUFFICIENT QUANTITIES OF SAMPLE PRODUCTS TO THE JAPANESE MINISTRY OF HEALTH (MOH) AND (B) CONDUCT ANY AND ALL ANIMAL AND HUMAN CLINICAL TRIALS FOR MOH APPROVAL.


                                                  FUKUDA PRICE
PRODUCT                         QUANTITY          PER CATHETER
- -------                         --------          ------------
BULLETT(TM) CATHETERS           [*]               $ [*]

TRANSPORT(TM) PTCA-             [*]               $ [*]
INFUSION CATHETERS
                                --------          ------------
                TOTAL           [*]               $ [*]







* CONFIDENTIAL TREATMENT REQUESTED

               AMENDMENT TO INTERNATIONAL DISTRIBUTOR AGREEMENT


        THIS AGREEMENT entered into this 27th day of October 1994 between Cardiovascular Dynamics, Inc., ("CVD"), an affiliate of Endosonics Corporation ("Endosonics"), and Fukuda Interventional Systems Co., Ltd. an affiliate of Fukuda Denshi Co., Ltd. ("Distributor") of Japan amends the International Distributor Agreement ("Distribution Agreement") signed on May 28, 1993 between the parties.

1.      AMENDMENT

        The purpose of this Amendment to the Distribution Agreement is to change
(a) the items as "Products" in Exhibit "A" to the Distribution Agreement and
(b) the term of the Distribution Agreement.

2.      PRODUCTS

        The definition of Products is hereby changed to delete all Transport(R) Products and add all of the Products specified in Exhibit "A" of this Amendment. "Transport Catheters" are defined as Transport OTW and Transport F/X products that perform coronary balloon dilatation and infusion of solutions to the coronary circulation. The additional new products are as defined in Exhibit "A".

        Pursuant to Exhibit "B" attached hereto included in this Amendment and signed by both parties, this Amendment terminates all rights of Distributor to sell the Transport Catheters within the Territory are terminated as of March 1, 1995.

        It is the intention of this Amendment that Distributor will have exclusive rights in the Territory for the Products listed in Exhibit "A". However, the parties acknowledge and agree that nothing in this Agreement prevents either Endosonics and/or CVD from licensing their patented and/or proprietary technology, including but not limited to CAT technology, drug delivery technology and/or advanced angioplasty technology to third parties for the purposes of combining Endosonics or CVD patented and/or proprietary technologies with patented and/or proprietary technologies of such third parties. Except for the above, Distributor will have exclusive distribution rights to Products sold in the Territory when such Products are not combined with a patented and/or proprietary technology of a third party.

3.      TERM

        In order to further motivate Distributor, and in total consideration, monetary or otherwise, for Distributor's agreement for deleting all Transport Products from the Distribution Agreement between the parties, CVD agrees to extend the Term of the Distribution Agreement to May 31, 1999, unless terminated earlier under the provisions of Section 7. of the Distribution Agreement. CVD also agrees that this Term extension is granted to Distributor with no increase in the total catheter purchase commitments agreed to in the Distribution Agreement.

* CONFIDENTIAL TREATMENT REQUESTED

4.      RIGHT-OF-FIRST-REFUSAL

        As a part of this Amendment, Endosonics Corporation agrees to grant Distributor a right-of-first-refusal to distribute the DU-MED Microsound(R) System and electronic micromotor catheters ("Microsound Products") in Japan.

        On or before March 31, 1995, Endosonics will provide Distributor with a confidential technical dossier regarding the Microsound Products. This dossier will include all technical design information, engineering test data, animal trial results and human clinical results. Distributor will have forty-five (45) days to review this technical dossier and notify Endosonics of its interest in distributing the Microsound Products in Japan.

        If Distributor notifies Endosonics of a positive interest in distributing the Microsound Products, the two parties will negotiate in good faith to finalize a distribution agreement for these products.

        Except as expressly modified by this Amendment, the terms and conditions of the Distribution Agreement remain in Full Force and effect.

        This Amendment is agreed to and signed by both parties as of October 27, 1994.

FUKUDA INTERVENTIONAL SYSTEMS, CO., LTD.        CARDIOVASCULAR DYNAMICS, INC.
- ----------------------------------------        -----------------------------

BY: [SIG]                                       BY: [SIG]
    ---------------------------------               -------------------------

TITLE: President                                TITLE: Chairman/CEO
       ------------------------------                  ----------------------

COMPANY: Fukuda Interventional                  COMPANY: Cardiovascular
         Systems Co., Ltd.                               Dynamics, Inc.
         ----------------------------                    --------------------


                                                ENDOSONICS CORPORATION

                                                BY: [SIG]
                                                    _________________________

                                                TITLE: Chairman/CEO
                                                       ----------------------

                                                COMPANY: Endosonics Corp.
                                                         --------------------

* CONFIDENTIAL TREATMENT REQUESTED

                                  EXHIBIT "A"

                                   "PRODUCTS"


                                                          PRICE TO      DISTRIBUTOR
              PRODUCT                                   DISTRIBUTOR     AVAILABILITY
              -------                                   -----------     ------------

Bullett(R) OTW
    2cm Infusion Length                                   $ [*]            9/94
    4cm Infusion Length                                   $ [*]            2/95
    6cm Infusion Length                                   $ [*]            4/95

Bullett(R) F/X
    2cm Infusion Length                                   $ [*]           11/94
    4cm Infusion Length                                   $ [*]            4/95
    6cm Infusion Length                                   $ [*]            6/95

Bullett(R) Hi-Flo OTW
    2cm Infusion Length                                   $ [*]            3/95
    4cm Infusion Length                                   $ [*]            5/95
    6cm Infusion Length                                   $ [*]            7/95

VISTA(TM) Small Vessel Angioplasty-Infusion Catheters
    2.5mm Balloon                                         $ [*]            9/95
    3.0mm Balloon                                         $ [*]            4/95
    3.5mm Balloon                                         $ [*]            4/95
    4.0mm Balloon                                         $ [*]            4/95
    4.5mm Balloon                                         $ [*]            7/95

The CAT(TM) Coronary Angioplasty Catheters
    2.5/3.0mm Balloon                                     $ [*]           10/94
    3.0/3.5mm Balloon                                     $ [*]           12/94
    3.5/4.0mm Balloon                                     $ [*]           12/94
    4.0/4.5mm Balloon                                     $ [*]            2/95



* Other new Products as marketed by Manufacturer

* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL
PORTION HAS BEEN FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION.

                                  EXHIBIT "B"

        This Exhibit "B" is an attachment to the Amendment to the International Distributor Agreement (the "Distribution Agreement") between Cardiovascular Dynamics, Inc. ("CVD") and Fukuda Interventional Systems, Co., Ltd. ("Distributor") of Japan.

        CVD and Distributor hereby agree that this Amendment terminates all rights of Distributor in the Territory in regard to Transport catheters as of March 1, 1995. As agreed in this Amendment to the Distributor Agreement between CVD and the Distributor, Distributor hereby acknowledges that all rights awarded to Distributor in the Distribution Agreement to sell any and all Transport Catheters are hereby terminated.

        CVD and Distributor have agreed to continue their on-going relationship as agreed to in the Amendment to the Distribution Agreement signed by both parties.




        This Exhibit "B" is agreed to and signed by both parties as of October 27, 1994.




FUKUDA INTERVENTIONAL SYSTEMS, CO., LTD.  CARDIOVASCULAR DYNAMICS, INC.
- ----------------------------------------  -----------------------------

NAME:    [SIG]                            NAME:    [SIG]
     -----------------------------------       ---------------------------------
TITLE:   PRESIDENT                        TITLE:   CHAIRMAN/CEO
      ----------------------------------        --------------------------------
COMPANY: FUKUDA INTERVENTIONAL CO., LTD.  COMPANY: CARDIOVASCULAR DYNAMICS, INC.
        --------------------------------          ------------------------------

*CONFIDENTIAL TREATMENT REQUESTED

               AMENDMENT TO INTERNATIONAL DISTRIBUTION AGREEMENT

        This Amendment Agreement is entered into this 17th day of July, 1995 between Cardiovascular Dynamics, Inc., a Delaware corporation ("CVD"), Endosonics Corporation, a Delaware corporation ("Endosonics"), and Fukuda Intervention Systems, Co., Ltd., a subsidiary of Fukuda Denshi Co., Ltd. of Japan (hereinafter "Distributor").

        WHEREAS, the parties hereto are parties to an International Distribution Agreement dated May 28, 1993, as amended on October 27, 1994 (the "Distribution Agreement");

        WHEREAS, the parties desire to include certain additional products of CVD to be covered under the terms and conditions of the Distribution Agreement;

        WHEREAS, in consideration for including such additional products, Distributor has agreed to make a cash payment of U.S. $750,000 to CVD, which payment shall be converted into capital stock of CVD on the terms set forth herein;

        NOW, THEREFORE, IT IS HEREBY AGREED:

        1. The definition of "Products" in "Exhibit A" to the Distribution Agreement is hereby amended to include those products listed in Exhibit A to this Amendment Agreement. Except as expressly modified by this Section 1, all other terms and conditions of the Distribution Agreement remain in full force and effect.

        2. Distributor shall make a cash payment to CVD in the amount of U.S. $750,000 (the "Cash Payment") coincident with the execution of this Agreement. The Cash Payment shall be converted into capital stock of either CVD of Endosonics on the terms set forth below:

                a. In the event that CVD issues and sells preferred stock in a future round of equity financing in which CVD raises at least $750,000 from persons or entities which are not, prior to such financing, equity holders of CVD (the "Future Financing") subsequent to the date of this Amendment Agreement,


* CONFIDENTIAL TREATMENT REQUESTED.  CONFIDENTIAL
PORTION HAS BEEN FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION.

the Cash Payment paid pursuant to Section 2 hereof shall automatically be converted into shares of common stock such preferred stock having the same rights, preferences and privileges and at the same price as the securities purchased by the participants in the Future Financing.

                b. In the event that Endosonics or CVD shall consolidate, merge, sell, convey or dispose of substantially all of CVD's shares before the issuance of CVD's new shares in return for Fukuda's Cash Payment of $750,000 as described in section 2(a) above, CVD will repay the $750,000 cash payment to Fukuda, plus interest equal to eight (8) percent per year.

                c. If none of the events set forth in Sections 2(a) or (b) have occurred prior to the expiration of thirty (30) months from the date hereof, CVD agrees to hire, at CVD's expense, an independent investment banker to value CVD and determine the per share price at which the U.S. $750,000 shall be converted into shares of a senior equity security of CVD with terms comparable to CVD's existing Series A Preferred Stock, except for price related terms. The investment banker shall be selected and agreed to by CVD and Distributor.

        Immediately upon the occurrence of any of the events set forth in Sections 2(a), (b) or (c) hereof, the remaining conversion rights set forth in this Section 2 shall terminate.

        3. a. This Amendment Agreement shall be governed by the laws of California, without regard to its choice of laws or conflicts of law provisions.

                b. This Agreement may be executed in counterparts, each copy of which shall for all purposes be deemed an original.


* CONFIDENTIAL TREATMENT REQUESTED.  CONFIDENTIAL
PORTION HAS BEEN FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION.

        IN WITNESS WHEREOF, the parties have executed this Amendment Agreement as of the date first above written.


FUKUDA INTERVENTION SYSTEMS CO., LTD.

BY:           [SIG]
   ----------------------------------

TITLE:  PRESIDENT


FUKUDA DENSHI CO., LTD.

BY:           [SIG]
   ----------------------------------

TITLE:  PRESIDENT


CARDIOVASCULAR DYNAMICS, INC.

BY:           [SIG]
   ----------------------------------

TITLE:  Chairman/President/CEO


ENDOSONICS CORPORATION

BY:           [SIG]
   ----------------------------------

TITLE:  Chairman

                                   EXHIBIT A

[CVD Interpoint Products for Peripheral Vascular, Neurovascular,
Gastrointestinal and Urology Applications]